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Exhibit 10.11.1

AMENDMENT NO. 1
TO THE WASHINGTON MUTUAL, INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS AND CERTAIN HIGHLY COMPENSATED EMPLOYEES

1.
Section 1.6 is amended by adding the following sentence to the end of Section 1.6:

    Compensation shall include payments from any deferred bonus or incentive plan to the extent that the Plan Administration Committee has authorized the deferral of such payments under Section 2.2.

2.
Section 2.2 is amended by replacing Section 2.2(c) with the following:

    (c)    Each Eligible Employee may also elect to defer a certain percentage amount, up to 100%, of any payment to which Eligible Employee is entitled under the Washington Mutual Advisors, Inc. Executive Deferred Compensation Award Plan ("Washington Mutual Advisors D.C. Plan") and the Washington Mutual Incentive Plan for Certain Loan Consultants.

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AMENDMENT NO. 1 TO THE WASHINGTON MUTUAL, INC. DEFERRED COMPENSATION PLAN FOR DIRECTORS AND CERTAIN HIGHLY COMPENSATED EMPLOYEES